Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-172899 of Duke Energy Corporation on Form S-8 of our report relating to the financial statements and supplementary information of the Savings Plan for Employees of Florida Progress Corporation (the Plan) dated June 24, 2013, appearing in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ McCONNELL & JONES LLP
Houston, Texas
June 24, 2013